Exhibit 15


May 20, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 20, 1999 on our review of interim financial information of UniSource
Energy Corporation (the Company) as of and for the period ended March 31, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's Registration
Statements on Form S-8 (Nos. 333-43765, 333-43767 and 333-
43769,  333-53309, 333-53333 and 333-53337), on  Form  S-3
(No. 333-31043), and on Form S-4 (No. 333-60809).

Yours very truly,




PricewaterhouseCoopers LLP